FORM 8-A/A
(Amendment No. 1)
Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

APEX BIOVENTURES ACQUISITION CORPORATION (Exact name of the Registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-4997725 (I.R.S. Employer Identification No.)
18 Farm Lane Hillsborough, California 94010 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-135755

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Warrants, exercisable for one share of Common Stock	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Apex Bioventures Acquisition Corporation. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-135755), filed with the Securities and Exchange Commission on July 13, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation.*

3.2	By-laws.**
4.1	Specimen Unit Certificate.***
4.2	Specimen Common Stock Certificate.***
4.3	Specimen Warrant Certificate.***
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.***
4.5	Form of Unit Purchase Option***

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135755, filed on April 11, 2007.

** Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135755, filed on July 13, 2006.

*** Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135755, filed on May 23, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Apex Bioventures Acquisition Corporation

By:	/s/ Darrell J. Elliott
Darrell J. Elliott
Chief Executive Officer

Date: June 7, 2007